SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                               Lithia Motors, Inc.
             (Exact name of registrant as specified in its charter)


          Oregon                                     93-0572810
(State of incorporation or organization)   (IRS Employer Identification Number)


 360 E. Jackson St., Medford, Oregon                            97501
-------------------------------------                         --------
 (Address of principal executive offices)                   (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                          Name of each exchange on which
 to be so registered                       each class is to be so registered

    none                                                    none



Securities to be registered pursuant to Section 12(g) of the Act:

                                     Class A Common Stock, no par value
                                            (Title of class)



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Item 1.  Description of Registrant's Securities to be Registered

         Reference is made to the description of the Registrant's securities under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration No. 333-14031) filed with the Securities and Exchange Commission by the Registrant on October 15, 1996, which description is incorporated herein by such reference. A description of the securities being registered will be included in the final prospectus to be filed with the Commission under Rule 424(b) under the caption "Description of Capital Stock," and such prospectus shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits

         Except as otherwise noted, the following exhibits are incorporated herein by reference to the exhibits of the same number in the Registration Statement on Form S-1 (Registration No. 333-14031) filed with the Securities and Exchange Commission by the Registrant on October 15, 1996:

Exhibit

     1.0 Registration Statement on Form S-1 (Registration No. 333-14031) filed with the Securities and Exchange Commission by the Registrant on October 15, 1996

     3.1 Restated Articles of Incorporation of Lithia Motors, Inc. (incorporated herein by reference to Amendment No. 1 to the Registration Statement (Registration No. 333- 14031) as filed with the Securities and Exchange Commission on October 31, 1996)

     3.2 Bylaws of Lithia Motors, Inc. (incorporated herein by reference to Amendment No. 1 to the Registration Statement (Registration No. 333-14031) as filed with the Securities and Exchange Commission on October 31, 1996)

     4.1 Specimen Stock Certificate (incorporated by reference to Amendment No. 2 to the Registration Statement (Registration No. 333-14031) as filed with the Securities and Exchange Commission on November 22, 1996.

                                   Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: November 22, 1996                              LITHIA MOTORS, INC.





                                               By  /s/ Sidney B. DeBoer
                                                  Sidney B. DeBoer, President



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